                                                                     Exhibit 3.1


                            ARTICLES OF INCORPORATION

                                       OF

                                   NEW 1, INC.

      These Articles of Incorporation are signed by the incorporator for the purpose of forming a profit corporation pursuant to the provisions of Act 284, Public Acts of 1972, as amended.

                                    ARTICLE I

      The name of the corporation is New 1, Inc.

                                   ARTICLE II

      The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.

                                   ARTICLE III

      The total authorized capital stock is 50,000 shares of common stock with a par value of $1.00 per share.

                                   ARTICLE IV

      The address of the initial registered office is 650 Frey Building, Grand Rapids, Michigan 49503.

      The name of the initial resident agent at the registered office is Stuart
F. Cheney.

                                    ARTICLE V

      The name and address of the incorporator are as follows:

     Name                                                 Business Address
     ----                                                 ----------------
Bruce M. Lentz                                            650 Frey Building
                                                          Grand Rapids, MI 49503

                                   ARTICLE VI

      When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

                                   ARTICLE VII

      Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. In the event of any such action, prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

      IN WITNESS WHEREOF, the undersigned, the incorporator of the above-named corporation, has hereunto signed these Articles of Incorporation on this 18th day of November, 1987.

                                                    /s/ Bruce M. Lentz
                                                    ------------------
                                                    Bruce M. Lentz

DOCUMENT WILL BE RETURNED TO NAME AND           Name of person or organization
MAILING ADDRESS INDICATED IN THE BOX            remitting fees:
BELOW. Include name, street and number
(or P.O. box), city, state and ZIP code.        ________________________________

                                                ________________________________
         Diane A. Semon                         Preparer's name and business
         Hecht & Cheney                         telephone number:
         6th Floor, Frey Building
         Grand Rapids, MI  49503                ________________________________

                                                ________________________________

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                                   NEW 1, INC.

      The undersigned corporation executes the following Certificate of Amendment to its Articles of Incorporation pursuant to the provisions of Section 631, Act 284, Public Acts of 1972, as amended:

      1. The name of the corporation is New 1, Inc.

      The location of the registered office is 650 Frey Building, Grand Rapids, Michigan 49503.

      The name of the initial resident agent at the registered office is Stuart
F. Cheney.

      2. The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation in accordance with Subsection (2) of Section 611, Act 284, Public Acts of 1972, as amended, on the 23rd day of February, 1988.

      RESOLVED, that Articles I and IV of the Articles of Incorporation be, and it is hereby, amended to read in its entirety as follows:

                                   "ARTICLE I

      The name of the corporation is Autocam Corporation.

                                   ARTICLE IV

      1. The address of the registered office is 4060 E. Paris, S. E., Grand Rapids, Michigan 49508.

      3. The name of the resident agent at the registered office is John C. Kennedy, III."

            3. The necessary number of shares as required by statute were voted in favor of the amendment. Signed this 29 day of Feb., 1988.

                                                 NEW 1, INC.

                                                 By: /s/ John C. Kennedy
                                                     ---------------------------
                                                       John C. Kennedy, III
                                                       Its: President

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                               AUTOCAM CORPORATION

      The corporation's original articles of incorporation were filed November 24, 1987. The corporation had a prior name of New 1, Inc. The corporation's current name is Autocam Corporation, and its CID number is 394-416. Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the corporation executes these Amended and Restated Articles of Incorporation.

                                    ARTICLE I

      The name of the corporation is Autocam Corporation.

                                   ARTICLE II

      The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.

                                   ARTICLE III

      The address of the corporation's registered office is: 4070 East Paris Avenue, Kentwood, Michigan 49512.

      The name of the resident agent at the registered office is John C. Kennedy, III.

                                   ARTICLE IV

      The total authorized capital stock of corporation is ten million (10,000,000) shares of common stock without par value, and twenty thousand (20,000) shares of preferred stock.

      The Board of Directors of the corporation is authorized at any time and from time to time, to provide for the issuance of shares of preferred stock in one or more series, each with such voting powers, full or limited, or without voting powers, and with such stated values, designations, preferences and relative participating, conversion, option or other rights, and such qualifications, limitations or restrictions thereon, as shall be stated in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors.

                                    ARTICLE V

      When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders, to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

                                   ARTICLE VI

      The Board of Directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. During the intervals between annual meetings of stockholders, any vacancy occurring in the Board of Directors caused by resignation, removal, death or other incapacity, and any newly created directorships resulting from an increase in the number of directors, shall be filled by a majority vote of the directors then in office, whether or not a quorum. Each director chosen to fill a vacancy shall hold office for the unexpired term of his or her predecessor, chosen to fill a newly created directorship such person shall hold office until the next election of the class for which such director shall have been chosen. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. Any director may be removed from office as a director at any time, with or without cause, by the affirmative vote of stockholders of record holding two-thirds (2/3) of the outstanding shares of stock of the corporation entitled to vote in elections of directors at a meeting of the stockholders called for that purpose.

                                   ARTICLE VII

      No director of the corporation shall be personally liable to the corporation or to its shareholders for monetary damages for breach of the director's fiduciary duty, except for liability (i) for a breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for a violation of Section 551(1) of the Michigan Business Corporation Act, or (iv) for a transaction from which the director derived an improper personal benefit. If the Michigan Business Corporation Act is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability contained in these articles of incorporation, shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act as so amended. No amendment or repeal of this Article

VI shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of any director occurring before the effective date of any such amendment or repeal.

      The foregoing indemnification provisions shall be deemed to be a contract between the corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Michigan Business Corporation Act are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without express the consent of such director, officer, employee or agent, and shall not be deemed exclusive of any other rights to which those indemnified may be entitled.

                                  ARTICLE VIII

      The corporation shall indemnify directors of the corporation to the fullest extent permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding arising out of their service as a director or in any other capacity to the corporation. Persons who are not directors may be similarly indemnified as authorized by Bylaw, resolution of the Board of Directors, or agreement approved by the Board of Directors. Any change in the Michigan Business Corporation Act, or in these articles of incorporation or in the Bylaws of the corporation the effect of which would reduce the scope of directors' indemnification shall not apply to directors' actions or omissions occurring before any such change.

      The foregoing indemnification provisions shall be deemed to be a contract between the corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Michigan Business Corporation Act are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the express consent of such director, officer, employee or agent, and shall not be deemed exclusive of any other rights to which those indemnified may be entitled.

      The foregoing Amended and Restated Articles of Incorporation were duly adopted on August 15, 1991, by the written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Michigan Business Corporation Act.

DATED: August 15, 1991                          AUTOCAM CORPORATION

                                                By: /s/ John C. Kennedy, III
                                                    ----------------------------
                                                    John C. Kennedy, III
                                                    Its: President

DOCUMENT WILL BE RETURNED TO NAME AND             Name of person or organization
MAILING ADDRESS INDICATED IN THE BOX              remitting fees:
BELOW. Include name, street and number
(or P.O. box), city, state and ZIP code.          AUTOCAM CORPORATION
                                                  _____________________________

                                                  _____________________________

TIMOTHY J. HAZLETT, ESQ.                          Preparer's name and business
DICKINSON, WRIGHT, MOON, VAN DUSEN & FREEMAN      telephone number:

300 OTTAWA AVENUE, N.W., Suite 650                Timothy J. Hazlett
GRAND RAPIDS, MI  49503                           -----------------------------

                                                  (616) 458-1300

       MICHIGAN DEPARTMENT OF COMMERCE-- CORPORATION AND SECURITIES BUREAU

(FOR BUREAU USE ONLY)                                         DATE RECEIVED
                                                              Sept 9, 1991

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                        FOR USE BY DOMESTIC CORPORATIONS

             (Please read information and instructions on last page)

      Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.    The present name of the corporation Is: Autocam Corporation

2.    The corporation identification number (CID) assigned by the Bureau is:
      394 -- 416

3.    The location of its registered office is:

      4070 East Paris Avenue, Kentwood       ,            ,  Michigan   49512
      ----------------------------------------------------            ----------
      (Street Address)                             (City)             (ZIP Code)

4. Article IV of the Articles of Incorporation is hereby amended to read as follows:

                                  "ARTICLE IV

      The total authorized capital stock of the corporation is ten million (10,000,000) shares of common stock without par value, and two hundred thousand (200,000) shares of preferred stock.

      The Board of Directors of the corporation is authorized at any time and from time to time, to provide for the issuance of shares of preferred stock in one or more series, each with such voting powers, full or limited, or without voting powers, and with such stated values, designations, preferences and relative participating, conversion, option or other rights, and such qualifications, limitations or restrictions thereon, as shall be stated in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors."

5. COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b)

a.[ ] The foregoing amendment to the Articles of Incorporation was duly adopted on the _____ day of , 19 ____ , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.

          Signed this___________day of _______________________________, 19_____.

      ____________________________________    __________________________________
                   (Signature)                            (Signature)

      ____________________________________    __________________________________
              (Type or Print Name)                  (Type or Print Name)

      ____________________________________    __________________________________
                   (Signature)                            (Signature)

      ____________________________________    __________________________________
              (Type or Print Name)                  (Type or Print Name)

b. xx The foregoing amendment to the Articles of Incorporation was duly adopted on the 1st day of, September, 1991. The amendment; (check one of the following)

          [ ] was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

          [ ] was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

          [ ] was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407 (1) and (2) of the Act if a nonprofit corporation, and Section 407 (1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

          xx was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407 (3) of the Act if a non-profit corporation, and Section 407 (2) of the Act if a profit corporation.

                      Signed this 1st day of September, 1991

                      By /s/ John C. Kennedy
                      ----------------------------------------------------------
                      (Only signature of: President, Vice-President, Chairperson and Vice-Chairperson)

                                John C. Kennedy                President
                      ----------------------------------------------------------
                             (Type or Print Name)          (Type or Print Title)

DOCUMENT WILL BE RETURNED TO                         Name of person or organization
NAME AND MAILING ADDRESS INDICATED                   remitting fees:
IN THE BOX BELOW. Include
name, street and number                              Dickinson, Wright, Moon,
(or P.O. box), city, state                           Van Dusen & Freeman
and ZIP code.                                        -------------------------------
                                                     Preparer's name and business telephone
                                                     number:
                                                     Timothy J. Hazlett
                                                     -------------------
                                                     (616) 458-1300

Timothy J. Hazlett, Esquire
Dickinson, Wright, Moon, Van Dusen & Freeman
300 Ottawa Avenue, N.W., Ste. 650
Grand Rapids, Michigan  49503

                          INFORMATION AND INSTRUCTIONS

1. The amendment cannot be filed until this form, or a comparable document, is submitted.

2. Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of filing.

      Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3. This document is to be used pursuant to the provisions of section 631 of the Act for the purpose of amending the articles of incorporation of a domestic profit or nonprofit corporation. Do not use this form for restated articles. A nonprofit corporation is one incorporated to carry out any lawful purpose or purposes not involving pecuniary profit or gain for its directors, officers, shareholders, or members. A nonprofit corporation formed on a nonstock directorship basis, as authorized by
      Section 302 of the Act, may or may not have members, but if it has members, the members are not entitled to vote.

4. Item 2 -- Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5. Item 4 -- The article being amended must be set forth in its entirety. However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.

6. This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.

7. If the amendment is adopted before the first meeting of the board of directors, item 5(a) must be completed and signed in ink by a majority of the incorporators if more than one listed in Article V of the Articles of Incorporation if a profit corporation, and all the incorporators if a non-profit corporation. If the amendment is otherwise adopted, item 5(b) must be completed and signed in ink by the president, vice-president, chairperson or vice-chairperson of the corporation.

8.    FEE: (Make remittance payable to the State of Michigan.

Include corporation name and CID Number
  on check or money order)..........................................  $10.00
Franchise fee for profit corporations (payable only if
  authorized shares have increased): each additional 20,000
  authorized shares or portion thereof..............................  $30.00

9.    Mail form and fee to:

            Michigan Department of Commerce
            Corporation and Securities Bureau
            Corporation Division
            P.O. Box 30054
            6546 Mercantile Way
            Lansing, MI 48909
            Telephone: (517) 334-6302

C&S-2500 (4-90)                                  FOR BUREAU USE ONLY
MICHIGAN DEPARTMENT
OF COMMERCE

                1991 MICHIGAN ANNUAL REPORT - PROFIT CORPORATIONS
                (Please read instructions before completing form)

      This report shall be filed by all profit corporations no later than May 15, 1991 showing the corporate condition at the close of business on December 31 or upon the date of the close of file latest fiscal year next preceding the time for filing. ONLY those corporations incorporated or admitted after December 31, 1990 and before May 16, 1991 are exempt from filing. The report is required in accordance with the provisions of Section 911, Act 284, Public Acts of 1972. Penalties may be assessed under the Act for failure to file.

This Report Must       Report of Condition on December     Corporation    394416
be Filed before        31, 1990 or __________________      Number
May 16, 1991

1. Corporate Name

AUTOCAM CORPORATION                                                      7
4060 E. PARIS, S.E.                                                      8
GRAND RAPIDS                MI                                           9
                   49508

2. Resident Agent -- do not alter preprinted information in this item or item 3. John C. Kennedy, III

3. Registered Office Address in Michigan-- No., Street, City, Zip
   4060 E. PARIS, S.E.
   GRAND RAPIDS  49508

4. Federal Employer No.
   38-27901521

5. Term of Existence
   PERPETUAL

6. Incorporation Date
           11/24/1987

7. State of Incorporation
           MI

8. Date of Admittance
   (Foreign Corp.)

9. Act Under Which Incorporated (if other than 1931, P.A. 327 or 1972, P.A. 284)

10. COMPLETE THIS SECTION ONLY IF THE RESIDENT AGENT IN ITEM 2 OR THE REGISTERED OFFICE IN ITEM 3 HAS CHANGED.

a. The name of the successor resident agent is: ______________________________

b. The address of the registered office is changed to:

     4070 East Paris Avenue SE          Kentwood,  Michigan       49512
   ---------------------------------------------              ----------------
   (Street Address)                      (City)                 (ZIP Code)

c. The mailing address of the registered office if different than 10b. is:

                                                  , Michigan
   _______________________________________________            ________________
   (Street Address)                      (City)                 (ZIP Code)

  ADD $5.00 TO THE $15.00 ANNUAL REPORT FILING FEE IF THIS SECTION IS COMPLETED

11. Corporate Stock Report - Total Authorized Shares (not merely outstanding).

                                                Amount          Amount
Type of Stock    No. of Shares Authorized     Subscribed       Paid-In
    COMMON              50,000.000            $                $
                                              $                $
                                              $                $
                                              $                $
                                              $                $

12. The corporation states that the address of its registered office and the address of the business office of its resident agent are identical. Any changes were authorized by resolution duly adopted by its board of directors, except when filed by the resident agent to change the address of the registered office.

                               Signed this 9th day of   October, 1991

  COMPLETE                     By /s/ Warren A. Veltman
 BOTH SIDES                       ----------------------------------------------
                                   (SIGNATURE OF AUTHORIZED OFFICER OR AGENT)*

                                       Warren A. Veltman, Secretary
                               -------------------------------------------------
                                     (Type or Print Name and Title)

                               * If Item 10 is completed, this report must be signed by the president, vice-president, chairperson, vice-chairperson, secretary or assistant secretary of the corporation. If only the registered office address is changed, it may be signed by the resident agent.

13. The following is a statement of assets and liabilities as shown by the books of the corporation on December 31, 1990 or _________________ (close of fiscal year next preceding May 15, 1991) listed separately as to property within and without Michigan. The balance sheet of a Michigan corporation must be the same balance sheet as furnished to shareholders.

                                                      WITHIN
           ASSETS                       TOTAL        MICHIGAN     WITHOUT MICHIGAN         LIABILITIES AND EQUITY
------------------------------        ---------      --------     ----------------    --------------------------------    --------
Cash                                    545874         545874                         Notes and Accounts Payable, Trade    1989200
Notes and Accounts Receivable          1725779        1725779                         Notes and Accounts Payable, Other    3348700
Inventories                            1150322        1160322                         Accrued Expenses                      491145
Prepaid Expenses                        268091         268091                         Long Term Indebtedness               5084706
Non-current Notes and                                                                 Reserves and Contingent
  Accounts Receivable                                                                 Liabilities
Land                                   1356663        1356663                         Deferred Income Tax
Depreciable Assets
  Machinery and Equipment              4558808        4558808
  Furniture and Fixtures                783982         783982
  Buildings                            2875724        2875724                         Stockholders Equity
  Other                                                                                 Common Stock                         40050
  Leasehold Imp                          81571          81571                           Preferred Stock

  Less Depreciation                    1074478        1074478
  Net Depreciable Assets               7225607        7225607                         Additional Paid-In Capital            384950

Investments                                                                           Retained Earnings (deficit)          3047729
  Investments in Subsidiaries                                                         Other
  Other Investments                                                                      Total Stockholders Equity         3472729
Other Assets Current & Long Term       2104144        2104144
                                      --------       --------                                                             --------
TOTAL ASSETS                          14386480                                        TOTAL LIABILITIES & EQUITY          14386480
                                      --------       --------                                                             --------

14. Corporate Officers and Directors

        OFFICE                        NAME, STREET & NUMBER, CITY, STATE & ZIP CODE
              President      John C. Kennedy III 4070 East Paris Avenue SE, Kentwood, MI 49512

   If         Secretary      Warren A. Veltman 4070 East Paris Avenue SE, Kentwood, MI 49512
Different
  than        Treasurer
President
              Vice-President

              Director
   If
Different     Director
  than
Officers      Director

              Director

15. Principal business office, and, if different, principal place of business in
    Michigan: N/A

16. Nature and type of business in which corporation is engaged: Manufacturer of high precision parts.

17. a. Name of parent corporation: N/A

    b. List any subsidiary corporations:
       Emerald Compressor Systems, Inc (owned 50%)
       Corporate Aviation Services, Inc. (owned 79%)

After filing, this report is open to reasonable inspection by the public pursuant to Section 915 of the Act, Public Acts of 1972, as amended.

Filing Fee $15.00 (without change of agent or registered office)

Filing Fee $20.00 (with change of agent or registered office in Item 10)

MAKE REMITTANCE PAYABLE TO: "STATE OF MICHIGAN"

Include Corporation Name and CID Number on Check or Money Order

RETURN TO:
  DEPARTMENT OF COMMERCE
  CORPORATION AND SECURITIES BUREAU
  CORPORATION DIVISION
  6546 MERCANTILE WAY
  P.O. BOX 30057
  LANSING, MICHIGAN  48909

GOLD SEAL APPEARS ONLY ON ORIGINAL

   MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES CORPORATION, SECURITIES
                           AND LAND DEVELOPMENT BUREAU

Date Received                                    (FOR BUREAU USE ONLY)

FEB 04 2000

            This document is effective on the date filed, unless a Subsequent effective date within 90 days after received Date is stated in the document.

Name
Jeane Richard

Address
Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue

City            State            Zip Code
Los Angeles, California 90071

EFFECTIVE DATE:

Expiration date for new assumed names: December 31, Expiration date for transferred assumed names appear in Item 6

        DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE
         IF LEFT BLANK DOCUMENT WILL BE MAILED TO THE REGISTERED OFFICE.

                              CERTIFICATE OF MERGER
 CROSS ENTITY MERGER FOR USE BY PROFIT CORPORATIONS, LIMITED LIABILITY COMPANIES
                            AND LIMITED PARTNERSHIPS

      Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 23, Public Acts of 1993 (limited liability companies) and Act 213, Public Acts of 1982 (limited partnerships), the undersigned entities execute the following Certificate of Merger:

1.    The Plan of Merger (Consolidation) is as follows:

      a. The name of each constituent entity and its identification number is:

Autocam Corporation                                                  CID 394 416

Titan Acquisition Corporation                                        CID 230 37A

      b. The name of the surviving (new) entity and its identification number is:

Autocam Corporation                                                  CID 394 416

      Corporations and Limited Liability Companies provide the street address of the survivor's principal place of business:

      4070 East Paris Avenue, Kentwood, Michigan  49512

2. (Complete only if an effective date is desired other than the date of filing. The date must be no more than 90 days after the receipt of this document in this office.)

      The merger (consolidation) shall be effective on the date of filing.

GOLD SEAL APPEARS ONLY ON ORIGINAL

3.   COMPLETE FOR PROFIT CORPORATIONS ONLY

For each constituent stock corporation, state:

                            Designation and                              Indicate class
                              number of                                    or series
                           outstanding shares       Indicate class or      entitled to
                              in each class          series of shares        vote as
Name of corporation             or series            entitled to vote        a class
-------------------        --------------------      -----------------    ---------------
Autocam Corporation          6,314,919 shares          Common Stock             N/A
                             of Common Stock

Titan Acquisition            1,000 shares of           Common Stock             N/A
Corporation                    Common Stock

If the number of shares is subject to change prior to the effective date of the merger or consolidation, the manner in which the change may occur is as follows:
N/A

The manner and basis of converting shares are as follows:

See Exhibit A attached hereto and incorporated herein in its entirety.

The amendments to the Articles, or a restatement of the Articles, of the surviving corporation to be effected by the merger are as follows:

See attached Exhibit B for a complete Amended and Restated Articles of Incorporation of the surviving corporation, Autocam Corporation, incorporated herein in its entirety.

The Plan of Merger will be furnished by the surviving profit corporation, on request and without cost, to any shareholder of any constituent profit corporation.

The merger is permitted by the state or country under whose law it is incorporated and each foreign corporation has complied with that law in effecting the merger.

(Complete either Section (a) or (b) for each corporation)

      a) The Plan of Merger was approved by the majority consent of the incorporators of ______, a Michigan corporation which has not commenced business, has not issued any shares, and has not elected a Board of Directors.

______________________________________________________
(Signature of Incorporator) (Type or Print Name)

______________________________________________________
(Signature of Incorporator) (Type or Print Name)

______________________________________________________
(Signature of Incorporator) (Type or Print Name)

______________________________________________________
(Signature of Incorporator) (Type or Print Name)

      b)    The plan of merger was approved by:

      [ ]   the Board of Directors of    , the surviving Michigan corporation,
            without approval of the shareholders in accordance with Section 703a of the Act.

      X the Board of Directors and the shareholders of the following Michigan corporation(s) in accordance with Section 703a of the Act.

      Autocam Corporation

      Titan Acquisition Corporation

By /s/ John C. Kennedy
   -----------------------------------------------
       (Signature of Authorized Officer or Agent)

   John C. Kennedy, President
   -----------------------------------------------------
             (Type or Print Name)

   Autocam Corporation
   -----------------------------------------------------
             (Name of Corporation)

By /s/ Richard K. Roeder
   -----------------------------------------------------
   (Signature of Authorized Officer or Agent)

    Richard K. Roeder, President
  -----------------------------------------------------
  (Type or Print Name)

    Titan Acquisition Corporation
  -----------------------------------------------------
  (Name of Corporation)
GOLD SEAL APPEARS ONLY ON ORIGINAL

                                    EXHIBIT A
                                       TO
                               MERGER CERTIFICATE
                                       OF
                          TITAN ACQUISITION CORPORATION
                               (The "Merger" Sub")

                                      INTO

                               AUTOCAM CORPORATION
                   (The "Target" and "Surviving Corporation")

      The manner and basis of converting shares are as follows:

                   EFFECT OF THE MERGER; EFFECT OF THE MERGER
              ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

      1. EFFECT OF THE MERGER. At the time of filing of this Certificate of Merger (the "Effective Time"), the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger, and the applicable provisions of the Michigan Business Corporation Act (the "MBCA"). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Target and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      2. EFFECT ON CAPITAL STOCK. By virtue of the Merger and without any action on the part of Merger Sub, Target or the holders of any of the following securities:

            (a) CONVERSION (OR RETENTION) OF TARGET COMMON STOCK. At the Effective Time, each share of Target Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) any shares of Target Common Stock to be canceled pursuant to Section 2(b) and (ii) any shares of Target Common Stock to remain outstanding pursuant to Section 2(c)) will be canceled and extinguished and be converted automatically into the right to receive Eighteen and 75/00 Dollars ($18.75) net in cash (the "Merger Consideration").

            (b) CANCELLATION OF TARGET COMMON STOCK OWNED BY MERGER SUB OR TARGET. At the Effective Time, all shares of Target Common Stock that are owned by Target as treasury stock and each share of Target Common Stock owned by Merger Sub or any direct or indirect wholly-owned subsidiary of Merger Sub or of Target immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

            (c) EXCHANGE OF PORTION OF TARGET COMMON STOCK OWNED BY PRINCIPAL STOCKHOLDER. An aggregate of 2,133,333 shares (the "Contribution Shares") of Target Common Stock registered in the name of John C. Kennedy (the "Principal Stockholder") shall not be converted, exchanged or canceled as provided above. Immediately before the Effective Time and pursuant to the Stockholder Agreements, the Principal Stockholder will contribute the Contribution Shares to the Titan Holdings, Inc. (the "Parent") for 200,000 newly-issued shares of the Parent's Cumulative Preferred Stock, $.01 par value per share (the "Parent Preferred Stock"), and 2,000,000 shares of the Parent's common stock, $.01 par value per share (the "Parent Common Stock"). The Contribution Shares received by the parent shall not be affected by the Merger and shall remain outstanding immediately after the Effective Time. Such contribution shall be pursuant to an exchange which qualifies for non-recognition of gain under Section 351 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code").

            (d) EMPLOYEE STOCK OPTIONS. In accordance with the terms of the Target's 1991 Incentive Stock Option Plan, as amended and the Target's 1998 Key Employee Stock Option Plan (the "Stock Option Plans"), each outstanding option to purchase Target Common Stock granted under the Stock Option Plans shall, as of the Effective Time, become fully vested regardless of the vesting schedule contained in any stock option agreement or in any of the Stock Option Plans. Each outstanding option to purchase Target Common Stock granted under the Stock Option Plans or otherwise shall be canceled at the Effective Time, and each holder of a canceled option (whether issued pursuant to a Stock Option Plan or otherwise) shall be entitled to receive, at the Effective Time or as soon as practicable thereafter, from the Surviving Corporation, in consideration for the cancellation of such option, an amount in cash equal to the product of (i) the number of shares of Target Common Stock previously subject to such option and
(ii) the excess, if any, of the Merger Consideration over the exercise price per share of Target Common Stock previously subject to such option (the "Spread"). The amount of cash to be delivered to the holder of any such options shall be subject to reduction to satisfy applicable withholding tax obligations. With respect to each such option issued by the Target, Target shall take, or cause to be taken, prior to the Effective Time, all such action so that each such option shall be automatically canceled as of the Effective Time and the holders of each such option shall only be entitled to receive from the Surviving Corporation, at the Effective Time or as soon as practicable thereafter, an amount in cash equal to the Spread, if any, in exchange for the cancellation of each such option, subject in each case to applicable withholding tax obligations. Notwithstanding the foregoing, Target may, with the consent of Merger Sub, by separate agreement with one or more holders of such options, agree with such holders on alternate treatment of such options, which may provide for conversion of such options into the right to receive options to purchase Parent Common Stock,

            (e) CAPITAL STOCK OF MERGER SUB. At the Effective Time, each share of common stock of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of Surviving Corporation Common Stock. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

            (f) ADJUSTMENTS TO MERGER CONSIDERATION. The Merger Consideration shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Target Common Stock), reorganization, recapitalization or other like change with respect to Target Common Stock occurring after the date hereof and prior to the Effective Time.

      3.    SURRENDER OF SHARES; STOCK TRANSFER BOOKS.

            (a) DEPOSIT. Prior to the Effective Time, Merger Sub shall designate a bank or trust company to act as agent (the "Paying Agent") for the holders of shares and options canceled in connection with the Merger to receive the funds to which such holders shall become entitled pursuant to the Merger. Such funds shall be invested by the Paying Agent as directed by the Surviving Corporation, provided that such investments shall be in obligations of or guaranteed by the United States of America or of any agency thereof and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively. Any net profits resulting from, or interest or income produced by, such investments shall be payable to, or as directed by, Merger Sub.

            (b) NOTICE. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record of shares entitled to receive the Merger Consideration and options entitled to receive the Spread pursuant to the Merger a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such shares or the documents evidencing such Spread (together, the "Certificates") shaft pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, then, subject to applicable withholding tax obligations, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration or Spread payable with respect to such Certificate, and such Certificate shall then be canceled. No interest shall accrue or be paid on the Merger Consideration or Spread payable upon the surrender of any Certificate for the benefit of the holder of such Certificate. If payment is to be made to a person other than the person in whose name the surrendered Certificate is registered on the books of the Target, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable.

            (c) UNCLAIMED FUNDS. At any time following the sixth (6th) month after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds that had been made available to the Paying Agent and not disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it) and, thereafter, such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration or Spread that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for any Merger Consideration or Spread delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law.

            (d) EFFECT ON CERTIFICATES. Subject to Section 2(c), (i) at the close of business on the day of the Effective Time, the stock transfer books of the Target shall be closed and, thereafter, there shall be no further registration of transfers of shares on the records of the Target and (ii) from and after the Effective Time, the holders of shares or options outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by applicable law.

      4. NO FURTHER OWNERSHIP RIGHTS IN TARGET COMMON STOCK. All amounts paid upon the surrender for the shares of Target Common Stock or options to purchase shares of Target Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares or options to purchase shares of Target Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Common Stock (subject to Section 2(c)). If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in the Merger.

      5. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, an amount as may be required pursuant to Section 4; provided, however, that Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                                    EXHIBIT B
                                       TO
                               MERGER CERTIFICATE
                                       OF
                          TITAN ACQUISITION CORPORATION
                                      INTO
                               AUTOCAM CORPORATION

                                    RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                               AUTOCAM CORPORATION

Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

1. The present name of the corporation is Autocam Corporation.

2. The identification number assigned by the Bureau is 394 416.

3. All former names of the corporation are New 1, Inc.

4. The date of filing the original Articles of Incorporation was November 24, 1987.

The following restated Articles of Incorporation supercede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the
Corporation:

                                    ARTICLE I

      The name of the corporation is Autocam Corporation.

                                   ARTICLE II

      The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan (the "Act").

                                   ARTICLE III

      The total authorized shares is 10,200,000 shares of Common Stock, no par value.

                                   ARTICLE IV

      The corporation has only one class of stock.

                                    ARTICLE V

      The address and mailing address of the registered office is:

           150 West Jefferson
           Suite 2500
           Detroit, Michigan  48226

      The name of the resident agent at the registered office is Jeffrey D. Adelman.

                                   ARTICLE VI

      The duration of the corporation is perpetual.

                                  ARTICLE VIII

      A director of the corporation shall not be liable to the corporation or its shareholders for money damages for any action taken or any failure to take action as a director, except liability for any of the following:

      (a) the amount of a financial benefit received by a director to which he or she is not entitled;

      (b) an intentional infliction of harm on the Corporation or its shareholders;

      (c)   a violation of Section 551 of the Act; or

      (d)   an intentional criminal act.

      Any repeal, amendment or other modification of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal, amendment or other modification. If the Act is amended after this Article becomes effective, to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent permitted by the Act as so amended.

       MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU

Date Received                                    (FOR BUREAU USE ONLY)

Name     Stuart F. Cheney
         Dickinson Wright PLLC

Address
         100 Ottawa Avenue, N.W., Suite 900

City            State                 Zip Code
         Grand Rapids, MI 49503

EFFECTIVE DATE:

DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE

   CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT

  FOR USE BY DOMESTIC AND FOREIGN CORPORATIONS AND LIMITED LIABILITY COMPANIES

           (PLEASE READ INFORMATION AND INSTRUCTIONS ON REVERSE SIDE)

      Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations) or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

1.    The name of the corporation or limited liability company is:

      Autocam Corporation

2.    The identification number assigned by the Bureau is: 394 -- 416

3. a. The name of the resident agent on file with the Bureau is: Jeffrey D. Adelman

      b. The location of its registered office is:

         150 West Jefferson, Suite 2500, Detroit        , MICHIGAN    48226
         -----------------------------------------------            ------------
                 (Street Address)               (City)               (ZIP Code)

      c. The mailing address of the above registered office on file with the Bureau is:

            (same)                                      , MICHIGAN
         -----------------------------------------------            ------------
              (P.O. Box)                (City)                       (ZIP Code)

  ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD

4.    a. The name of the resident agent is: Warren A. Veltman

      b. The address of the registered office is:

           4070 East Paris Avenue, Kentwood             , MICHIGAN     49512
         -----------------------------------------------            ------------
                  (Street Address)                (City)             (ZIP Code)

      c. The mailing address of the above registered office IF DIFFERENT THAN 4B is:

                                                        , MICHIGAN
         _______________________________________________            ____________
              (P.O. Box)                 (City)                      (ZIP Code)

5.    The above changes were authorized by resolution duly adopted by: 1. ALL
      CORPORATIONS: Its board of directors; 2. PROFIT CORPORATIONS ONLY: the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporation; 3. LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed. The corporation or limited liability company further states that the address of its registered office and the address of its resident agent, as changed, are identical.

Date Signed: October  ,2000       Signed by: /s/ Warren A. Veltman
                                             -----------------------
                                                 (Signature)

                                    Warren A. Veltman, Secretary
                                  ----------------------------------------------
                                  (Type or Print Name)     (Type or Print Title)